As filed with the Securities and Exchange Commission on March 6, 2019
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

Registration Statement
Under The Securities Act of 1933

JOUNCE THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	45‑4870634 (I.R.S. Employer Identification No.)

780 Memorial Drive Cambridge, Massachusetts (Address of principal executive offices)	02139 (Zip Code)

Jounce Therapeutics, Inc. 2017 Stock Option and Incentive Plan Jounce Therapeutics, Inc. 2017 Employee Stock Purchase Plan (Full title of the plan)
______________________________________________________________________________________________________

Richard Murray, Ph.D. Chief Executive Officer and President Jounce Therapeutics, Inc. 780 Memorial Drive Cambridge, Massachusetts 02139 (Name and address of agent for service)

(857) 259-3840 (Telephone number, including area code, for agent for service)
________________________________________________________________________________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non‑accelerated filer, smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b‑2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non‑accelerated filer	☐	Smaller reporting company	☒

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒
________________________________________________________________________________________________

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum offering price	Amount of registration fee
Common Stock, par value $0.001 per share	1,647,418 shares	$4.42(3)	$7,273,350.47	$883.00

(1)
In accordance with Rule 416(c) under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)
Consists of 1,317,935 shares of Common Stock authorized for issuance under the Jounce Therapeutics, Inc. 2017 Stock Option and Incentive Plan (the “2017 Option Plan”) and 329,483 shares of Common Stock authorized for issuance under the Jounce Therapeutics, Inc. 2017 Employee Stock Purchase Plan, as amended (the “2017 ESPP”).

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Select Market on February 28, 2019.

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8 is being filed to register an additional 1,317,935 shares of Common Stock, par value $0.001 per share (the “Common Stock”), of Jounce Therapeutics Inc. (the “Registrant”) issuable under the 2017 Option Plan and an additional 329,483 shares of Common Stock issuable under the 2017 ESPP. Pursuant to General Instruction E to Form S-8, except as otherwise set forth below, this Registration Statement on Form S-8 incorporates by reference the contents of:

•
the Registration Statement on Form S-8, File No. 333-215794, filed by the Registrant with the Securities and Exchange Commission on January 27, 2017 relating to the 2017 Option Plan and 2017 ESPP, except for Item 8, Exhibits;

•
the Registration Statement on Form S-8, File No. 333-223519, filed by the Registrant with the Securities and Exchange Commission on March 8, 2018 relating to the 2017 Option Plan and 2017 ESPP, except for Item 8, Exhibits.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit No.	Description of Exhibit
4.1
Fourth Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Annual Report on Form 10-K (File No. 001-37998) filed March 8, 2018)

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant’s Annual Report on Form 10-K (File No. 001-37998) filed March 8, 2018)
4.3	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form S-1 (File No. 333-215372) filed December 30, 2016)
4.4
Amended and Restated Investors' Rights Agreement among the Registrant and certain of its stockholders, dated April 17, 2015, as amended August 1, 2016 (incorporated by reference to Exhibit 4.2 of the Registrant’s Registration Statement on Form S-1 (File No. 333-215372) filed December 30, 2016)

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant
23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)
23.2	Consent of Ernst & Young LLP, independent registered public accounting firm
24.1	Power of Attorney (included on the signature page of this registration statement)
99.1
Jounce Therapeutics, Inc. 2017 Stock Option and Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-215372) filed January 17, 2017)

99.2
Jounce Therapeutics, Inc. 2017 Employee Stock Purchase Plan, as amended (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-37998) filed November 13, 2017)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts on this 6th day of March, 2019.

JOUNCE THERAPEUTICS, INC.

By:	/s/ Richard Murray
Richard Murray, Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Jounce Therapeutics, Inc., hereby severally constitute and appoint Richard Murray and Kim C. Drapkin and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Jounce Therapeutics, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard Murray	President, Chief Executive Officer and Director (Principal Executive Officer)	March 6, 2019
Richard Murray, Ph.D.

/s/ Kim C. Drapkin	Treasurer and Chief Financial Officer (Principal Financial and Accounting Officer)	March 6, 2019
Kim C. Drapkin

/s/ Perry A. Karsen	Chairman of the Board of Directors	March 6, 2019
Perry A. Karsen

/s/ Barbara Duncan	Director	March 6, 2019
Barbara Duncan

/s/ Cary G. Pfeffer	Director	March 6, 2019
Cary G. Pfeffer, M.D.

/s/ J. Duncan Higgons	Director	March 6, 2019
J. Duncan Higgons

/s/ Robert Kamen	Director	March 6, 2019
Robert Kamen, Ph.D.

/s/ Robert Tepper	Director	March 6, 2019
Robert Tepper, M.D.

/s/ Luis A. Diaz, Jr.	Director	March 6, 2019
Luis A. Diaz, Jr., M.D.